EXHIBIT 23.1


                     Consent of Holtz Rubenstein & Co., LLP



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                                                                    Exhibit 23.1

Consent of Independent Auditors


We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (Registration No. 0-10909) of Phase III Medical, Inc. of our report dated February 3, 2004 with respect to the consolidated financial statements of Phase III Medical, Inc. appearing in this Annual Report on Form 10-K of Phase III Medical, Inc. for the year ended December 31, 2003.



/s/ Holtz Rubenstein & Co., LLP
Melville, New York
March 30, 2004